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                            ACTION BY WRITTEN CONSENT
                                OF THE HOLDERS OF
                           SERIES B PREFERRED STOCK OF
                     SALES MARKETING ADMINISTRATION RESEARCH
                           TRACKING TECHNOLOGIES, INC.

                            -------------------------

         The undersigned, being the holders of a majority of the issued and outstanding shares of Series B Preferred Stock, par value $0.001 per share (the "Series B Stock") of Sales Marketing Administration Research Tracking Technologies, Inc., a Delaware corporation (the "Corporation"), pursuant to
Section 228 of the General Corporation Law of the State of Delaware (the "DGCL"), hereby adopt the following resolutions by written consent to be effective as of July 9, 1999:

Approval of Agreement and Plan of Reorganization.

         WHEREAS, the Corporation has entered into that certain Agreement and Plan of Reorganization, dated as of May 12, 1999, by and among the Corporation, i2 Technologies, Inc., a Delaware corporation ("i2"), and Intelligent Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of i2 ("MergerSub"), in the form attached as included in the Consent Solicitation/Prospectus dated June 23, 1999 (together with all exhibits and schedules attached thereto, the "Merger Agreement"), providing for the merger of MergerSub with and into the Corporation upon the terms and conditions stated in the Merger Agreement (the "Merger");

         WHEREAS, the Board of Directors of the Corporation has adopted and approved the Merger Agreement and Merger, and submitted the same to the holders of capital stock of the Corporation for approval by executing this Consent.

         NOW, THEREFORE, BE IT RESOLVED, that the Merger be, and it hereby is, approved, accepted, connected to and acknowledged pursuant to the terms and conditions as set forth in the Merger Agreement;

Termination of Stockholder Agreements.

         WHEREAS, Section 7.3(l) of the Merger Agreement requires that all agreements among the Corporation and any of its securityholders or optionholders, or among and of the Corporation's securityholders or optionholders, providing for registration rights, rights of first refusal, rights of co-sale, rights relating to the voting of the Corporation's securities, rights requiring the Corporation to obtain the consent or approval of any such securityholders or optionholders prior to taking or failing to take any action, shall be terminated effective immediately prior to the Closing, except to the extent that such provisions would otherwise cease to apply to the Corporation and i2 securities upon Closing;

         WHEREAS, the Corporation and certain holders of Preferred Stock and Common Stock of the Corporation and entered into that certain Second Amended and Restated Investors' Rights Agreement, dated October 30, 1997 (the "Rights Agreement"), which provides these holders, among other things, registration rights, indemnification with respect to registration, market stand-off obligations, rights to receive certain financial statements from the Corporation, rights to inspect the books and records of the Corporation, and a right of first offer to purchase new equity securities issued by the Corporation after the date of the agreement;

         WHEREAS, the Corporation, certain officers and managers of the Corporation, and certain holders of Preferred Stock and Common Stock entered into that certain Second Amended and Restated Co-Sale and First Refusal Agreement, dated October 30, 1997 (the "Co-Sale Agreement"), pursuant to which the officers and managers that are parties thereto provided the other parties with a right of first refusal to purchase any shares proposed to be transferred by such officers and managers and a right of co-sale in connection with any such transfer;

         WHEREAS, the Corporation, certain holders of Common Stock, and certain holders of Preferred Stock and Common Stock entered into that certain Voting Agreement, dated October 30, 1997, as amended and restated on June 22, 1998 (the "Voting Agreement"), pursuant to which the parties thereto agreed to vote their respective shares for the election to and removal from the Corporation's Board of Directors of persons designated by certain groups, and the Corporation agreed to enter into indemnification agreements with such director designees.

         NOW, THEREFORE, BE IT RESOLVED, that effective immediately prior to and conditioned upon the Closing (as defined in the Merger Agreement), the Rights Agreement, the Co-Sale Agreement, and the Voting Agreement shall be terminated and shall thereafter have no further force or effect; provided, however, that in the event that the Merger Agreement is terminated prior to the Closing, this resolution shall have no force or effect and each of the aforementioned agreements shall continue in full force and effect in accordance with their respective terms and conditions.

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



Conversion of Series B Stock.

         WHEREAS, pursuant to Section 4(b) of Article V of the Certificate of Incorporation, as amended, of the Corporation, each share of Series B Stock shall automatically be converted in shares of Common Stock at the then effective rate immediately upon the date specified by written consent of the holders or at least a majority of the then outstanding shares of Series B Stock; and

         WHEREAS, each share of Series B Stock is convertible into one (1) share of the Corporation's Common Stock, par value $0.001 per share.

         NOW, THEREFORE, BE IT RESOLVED, that the undersigned holders of the Series B Stock hereby elect to convert immediately prior to and conditioned upon the Closing of the Merger each share of Series B Stock into one (1) share of Common Stock; provided, however, that in the event that the Merger Agreement is terminated prior to the Closing, this election to convert shall be null and void and have no force or effect and the Series B Stock shall remain outstanding with the same rights, preferences and privileges as those rights, preferences and privileges they have as of the date hereof.

         This Consent shall be filed with the Minutes of the proceedings of the Board of Directors and stockholders.

         This Consent may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.



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         IN WITNESS WHEREOF, the parties hereto have caused this Consent to be effective as of the day and year first identified above.

AUSTIN VENTURES IV-A, L.P.                  AUSTIN VENTURES IV-B, L.P.
By: AV Partners IV, L.P.                    By: AV Partners IV, L.P.


By:                                         By:
    ------------------------------             ---------------------------------
         William P. Wood                          William P. Wood
         Partner                                  Partner

HAYDEN FAMILY PARTNERSHIP, LTD.             IMPERIAL VENTURES, INC.


By:                                         By:
    ------------------------------             ---------------------------------
         Billy H. Hayden                    Name:
         General Partner                    Title:

BROBECK INVESTMENT COMPANY V, L.P.          INTERNET CAPITAL GROUP

By:
   -------------------------------
                                            By:
                                               ---------------------------------
                                                  Kenneth A. Fox
By:                                               Managing Director
   -------------------------------
Name:
Title:

TECHNOLOGY DEVELOPMENT CORP.
                                            Richard S. Hill - Separate Property

By:                                         By:
    ------------------------------             -------------------------------
Name:                                       Name:
Title:                                      Title:

IMPERIAL BANCORP


By:
   -------------------------------
Name:
Title:

          SIGNATURE PAGE TO CONSENT OF SERIES B PREFERRED STOCKHOLDERS


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--------------------------------------     ------------------------------------
DAVID H. CAROLL                            GRAYDON H. CRAIN




--------------------------------------     ------------------------------------
ROBERT DEBERARDINE                         CARMELO M. GORDIAN




--------------------------------------     ------------------------------------
RICHARD E. ANDERSON                        D. KENT LANCE, JR.



--------------------------------------     ------------------------------------
CHARLES A. ANDERSON                        JUANITA WILTZ



                                           ------------------------------------
                                           DANIEL WILTZ




BILLY ROSE PARRISH AND JAMES MICHAEL PARRISH




--------------------------------------
BILLY ROSE PARRISH



--------------------------------------
JAMES MICHAEL PARRISH




          SIGNATURE PAGE TO CONSENT OF SERIES B PREFERRED STOCKHOLDERS

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